EXHIBIT 10.4

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of August 22, 2006 (the AMENDMENT), between HENNESSEY FINANCIAL, LLC, a Minnesota limited liability company (MEZZANINE BORROWER) and CS FINANCING CORPORATION, a Delaware corporation (together with its successors and assigns, MEZZANINE LENDER).

RECITALS:

A.                                   Mezzanine Borrower and Mezzanine Lender have entered into that certain Mezzanine Loan and Security Agreement dated October 5, 2005 (“Loan Agreement”).

B.                                     Mezzanine Borrower and Mezzanine Lender desire to amend the Loan Agreement as stated herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, Mezzanine Borrower and Mezzanine Lender hereby agree as follows:

1.                                       The definition of “Loan” in the Loan Agreement shall be amended and restated as follows:

“LOAN shall mean the loan in the amount of Sixty-Five Million Dollars ($65,000,000) made, if at all, in a series of Advances by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.”

2.                                       The definition of “Mezzanine Note” in the Loan Agreement shall be amended and restated as follows:

“MEZZANINE NOTE shall mean that certain Mezzanine Note, dated the date hereof, in the principal amount of Sixty-Five Million Dollars ($65,000,000), made by Mezzanine Borrower, as maker, in favor of Mezzanine Lender, as payee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

3.                                       The definition of “Permitted Debt” in the Loan Agreement shall be amended and restated as follows:

“PERMITTED DEBT shall mean any Debt of Mezzanine Borrower in excess of $75,000,000 to a single creditor permitted in writing by the Mezzanine Lender, such permission not to be unreasonable withheld.  All Debt of Mezzanine Borrower is deemed to be permitted by Mezzanine

Lender until such time as Mezzanine Lender shall have Advanced $65,000,000 hereunder.”

4.                                       The definition of “Mezzanine Note” in the Loan Agreement shall be amended and restated as follows:

“MEZZANINE NOTE shall mean that certain Mezzanine Note, dated the date hereof, in the principal amount One Hundred Million Dollars ($100,000,000), made by Mezzanine Borrower, as maker, in favor of Mezzanine Lender, as payee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

5.                                       Exhibit A to the Loan Agreement shall be replaced by Exhibit A attached hereto.

6.                                       Unless expressly changed pursuant to this Amendment, all other provisions of the Loan Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

HENNESSEY FINANCIAL LLC, a Minnesota limited liability company

By:	/s/ Jeffrey Allen Gardner

Name:	Jeffrey Allen Gardner
Title:	President

MEZZANINE LENDER:

CS FINANCING CORPORATION a Delaware corporation

By:	/s/ Timothy R. Redpath

Name:	Timothy R. Redpath
Title:	President

2

EXHIBIT A

MEZZANINE NOTE

Minneapolis, Minnesota
$65,000,000

This MEZZANINE NOTE, dated as of                                             , 2006 (this NOTE), by Hennessey Financial, LLC, a Minnesota limited liability company (BORROWER), having an address at 418 East County Road D, St. Paul, MN 55117, in favor of CS Financing Corporation, a Delaware corporation (together with its successors and assigns, LENDER), having an office at 45 San Clemente Drive, Suite B210, Corte Madera, CA 94925.

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Mezzanine Loan and Security Agreement dated October 5, 2005 (“Loan Agreement”) and intend these Recitals to be a material part of this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount (as defined below), together with interest from the date of each Advance hereof and other fees, expenses and charges as provided in this Note.

1.                                       DEFINED TERMS.

a.                                       Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement, unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

b.                                      The following terms shall have the meaning ascribed thereto:

BORROWER shall have the meaning provided in the first paragraph hereof.

DEFAULT RATE shall mean, with respect to an acceleration of the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Fixed Rate.

FIXED RATE shall mean an interest rate per annum equal to thirteen and 400/1000 (13.4%).

INTEREST PERIOD shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; provided that the first interest period shall commence on the date hereof.

LENDER shall have the meaning provided in the first paragraph hereof.

LIQUIDATED DAMAGES AMOUNT shall have the meaning set forth in Section 4(d).

LOAN AGREEMENT shall mean the Mezzanine Loan and Security Agreement, dated October 5, 2005, between Borrower and Lender.

LOAN FEE shall equal five and one-half percent (5.5%) of the aggregate amount of each Advance.

MATURITY DATE shall mean fifty-nine (59) months from the date of the first Advance for Advances received in the calendar year 2006 and seventy-one (71) months from the date of the first Advance for Advances made in the calendar year 2007 and eighty-three (83) months from the date of the first Advance for Advances made in the calendar year 2008.

MATURITY DATE PAYMENT shall have the meaning set forth in Section 3(d).

NOTE shall have the meaning provided in the first paragraph hereof.

PAYMENT DATE shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on                                                   and continuing to and including the Maturity Date.

PRINCIPAL AMOUNT shall mean $65,000,000 or so much as may be outstanding under this Note.

2.                                       INTEREST.

a.                                       Prior to the Maturity Date, interest shall accrue on the Principal Amount at the Fixed Rate.

b.                                      From and after the Maturity Date and from and after the occurrence (but only during the continuance) of an Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.                                       Reserved.

d.                                      Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 365 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.                                       The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.                                       PAYMENTS.

a.                                       On each Payment Date, Borrower shall pay to Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.  Borrower shall also pay Lender the Loan Fee on the Closing Date of each Advance.

b.                                      All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 2:00 p.m. Central Standard Time. Any payments received after such time shall be credited to the next following Business Day.

c.                                       All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents, shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

d.                                      The entire Principal Amount of this Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date) and all other fees and sums then payable hereunder or under the Loan Documents (collectively, the MATURITY DATE PAYMENT) shall be due and payable in full on the Maturity Date.

e.                                       Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

f.                                         All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

g.                                      To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4.                                       PREPAYMENTS.  Prior to the Maturity Date, the outstanding Principal Amount may not be paid in whole or in part except in connection with a payment pursuant to Section 4(b) of this Note.

a.                                       Reserved.

b.                                      MANDATORY PREPAYMENTS.

i.                                          On the next occurring Payment Date following the date on which any of the events set forth in Section 2.3.1(a) of the Loan Agreement shall occur, Borrower shall prepay the entire Principal Amount and any other amounts then due and payable pursuant to the Loan Agreement and Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d) of this Note.

ii.                                       On the next occurring Payment Date following the date on which Borrower actually receives any Excess Proceeds, Borrower shall prepay the Principal Amount in an amount equal to one hundred percent (100%) of such Excess Proceeds and Borrower shall comply with the provisions set forth in Section 4(c) of this Note.

c.                                       PAYMENTS IN CONNECTION WITH A PREPAYMENT.

i.                                          On the date on which a prepayment is made under this Note or as required under the Loan Agreement, Borrower shall pay to Lender all unpaid interest on the Principal Amount, such unpaid interest calculated (even if such period extends beyond the date of prepayment) (i) through the end of the Interest Period during which such prepayment is made if the Loan is prepaid from the fifteenth (15th) day of any calendar month through the ninth (9th) day of the succeeding calendar month, or (ii) through the end of the Interest Period next succeeding the Interest Period in which such prepayment is made if the Loan is prepaid from the Interest Determination Date in any calendar month through the fourteenth (14th) day of any calendar month;

ii.                                       On the Prepayment Date, Borrower shall pay to Lender all other sums then due under the Note, the Loan Agreement and the other Loan Documents; and

iii.                                    Borrower shall pay all costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses incurred by Lender in connection with a notice of prepayment which is subsequently revoked, and including without limitation, any costs and expenses associated with a release of the Lien of the Loan Agreement and the Loan Documents as set forth in Section 2.3.3 of the Loan Agreement as well as reasonable attorneys’ fees and expenses).

d.                                      LIQUIDATED DAMAGES AMOUNT.  IF OTHER THAN IN CONNECTION WITH THE APPLICATION OF PROCEEDS, NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID PRIOR TO THE MATURITY DATE, INCLUDING AS A RESULT OF AN ACCELERATED MATURITY DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO FOUR PERCENT (4%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE LIQUIDATED DAMAGES AMOUNT).

5.                                       Reserved.

6.                                       MISCELLANEOUS.

a.                                       WAIVER.  Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

b.                                      Reserved.

c.                                       NOTE SECURED.  This Note and all obligations of Borrower hereunder are secured by the Loan Agreement and the other Loan Documents.

d.                                      NOTICES.  Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

e.                                       ENTIRE AGREEMENT.  This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

f.                                         NO WAIVER.  No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.                                      SUCCESSORS AND ASSIGNS.  This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term “Lender,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term “Borrower” as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

h.                                      CAPTIONS.  All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

i.                                          SEVERABILITY.  The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

j.                                          GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MINNESOTA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER IN THE MANNER AND AT

                                                THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

k.                                       JURY TRIAL WAIVER.  BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

l.                                          Counterclaims and other Actions.  Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding; provided, however, the foregoing shall not prohibit Borrower from asserting any unrelated claim in a separate suit, action or proceeding.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

BORROWER:

HENNESSEY FINANCIAL, LLC a Minnesota limited liability company

By:	/s/ Jon C. Essen

Name:	Jon C. Essen
Title:	President